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   As filed with the Securities and Exchange Commission on January 26, 1998

                           Registration No. 33-14015

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        CAPITOL COMMUNITIES CORPORATION
            (Exact name of registrant as specified in its charter)

        Nevada                                            88-0361144
(State of incorporation)                    (I.R.S. employer identification no.)


   25550 Hawthorne Boulevard, Suite 207, Torrance, CA 90505,  (310) 375-2266
         (Address and telephone number of principal executive offices)

                    CONSULTANT NON-QUALIFIED STOCK OPTIONS
                           (Full title of the plan)

                                MICHAEL G. TODD
   25550 Hawthorne Boulevard, Suite 207, Torrance, CA 90505, (310) 375-2266
     (Name, address and telephone number of agent for service of process)


                                    PART I

          This Post-Effective Amendment No. 1 is filed with respect to 538,000 shares of Capitol Communities Corporation (the "Company" or the "Registrant") Common Stock issuable upon the exercise of certain non-qualified stock options (collectively, the "Options") issued to Jens Olsen under that certain Financial Consultant Agreement, dated October 7, 1996, and Steve Telsey, under that certain Financial Consulting Agreement, dated October 7, 1996. On September 30, 1997, the Company modified and amended the Olsen Stock Option Plan to extend the time for Olsen to exercise such stock options from December 31, 1997 to March 31, 1998.

                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Capitol Communities Corporation has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, SEC File No. 33-14015 under the Securities Act of 1933, as amended (the "Act") with respect to the Common Stock, as defined in said Registration Statement and the amendment offered hereby. The contents of the Registration Statement are hereby incorporated herein by reference.

          In addition, the following documents, which have been filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by this reference and shall be deemed a part hereof:

          (a) The Company's Form 10-SB-12(g) filed with the Commission on September 16, 1996, Registration No. 915636; (the "Form 10-SB Registration Statement"),

          (b) The description of the Company's common stock, $.01 par value per share (the "Common Stock") contained in the Form 10-SB Registration Statement.

          (c)      All other reports filed with the Commission pursuant to
                   Section 13(a) or 15(d) since September 30, 1996, including the Company's Quarterly Reports on Form 10-QSB, the Company's Annual Reports on Form 10-KSB for fiscal years ended September 30, 1996, and September 30, 1997, and any amendments thereof; and

          All documents filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 8.   EXHIBITS.

          See Exhibit Index following signatures

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Torrance, State of California, on January 21, 1997.



                        CAPITOL COMMUNITIES CORPORATION


                        By:  /s/ Michael G. Todd,
                             President, Chairman of the Board, and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title

/s/ Robert Neyland *     Director            January 21, 1998


/s/ Herbert Russell*     Director            January 21, 1998


/s/ Thomas Blake*        Director            January 21, 1998


/s/ David Paes*          Vice President,
                         Treasurer           Janaury 21, 1998


*By: /s/ Michael G. Todd
     ---------------------------------
     Michael G. Todd, Attorney-in-Fact


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                                 EXHIBIT INDEX

      All exhibits required by Item 601 Regulation S-B were previously filed as an Exhibit to the Form 10-SB Registration Statement of the Registrant and are incorporated herein by this reference, except those marked with an asterisk, which are filed herewith.

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Exhibit        Description                                               Page
5*             Opinion of Elizabeth Brandon-Brown, Esq.

23.1*          Consent of Elizabeth Brandon-Brown, Esq.
                (included in Exhibit 5)

23.2*          Consent of Joel S. Baum P.A.

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